SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                      September 13, 2005

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA    98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code     (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On September 13, 2005, the PACCAR Inc Board of Directors amended the PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors to increase the dollar amount used to determine the annual restricted stock award from $60,000 to $90,000 per year effective January 1, 2006.  A copy of the amended Section 4 of the PACCAR Inc Restricted Stock and Deferred Compensation Plan is attached as Exhibit 99.1 to this Report.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 13, 2005, the PACCAR Inc Board of Directors elected Alison J. Carnwath to the Board of Directors, effective October 3, 2005. There are no reportable transactions under Item 404(a) of Regulation S-K. A copy of the press release announcing the appointment is attached as Exhibit 99.2 to this Report.

The information required by  Item 5.02(d)(3) is not available at this time.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2005, the PACCAR Inc Board of Directors approved an updated and restated  Certificate of Incorporation, effective upon filing with the Secretary of State of Delaware.  A copy of the restated Certificate of Incorporation is attached as Exhibit 99.3 to this Report.

On September 13, 2005, the PACCAR Inc Board of Directors adopted Amended and Restated Bylaws.  The amendments modernized the means of giving notice of Board meetings under Article II, eliminated Article V Section VII regarding borrowing authorities, and corrected grammatical and language inconsistencies.  A copy of the amended and restated bylaws is attached as Exhibit 99.4 to this Report .

Item 9.01                                             Financial Statements and Exhibits

(c) Exhibits.

The following are furnished as Exhibits to this Report.

Exhibit Number	Description
99.1	PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors Amendment to Section 4
99.2	Press release of September 13, 2005 regarding Alison J. Carnwath
99.3	Restated Certificate of Incorporation of PACCAR Inc
99.4	Amended & Restated Bylaws of PACCAR Inc

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date:	September 16, 2005	By:	/s/ D. C. Anderson
D. C. Anderson
Vice President and General Counsel